UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 11, 2015

Date of Report (Date of earliest event reported)

BOVIE MEDICAL CORPORATION
(Exact name of registrant as specified in its Charter)

Delaware	012183	11-2644611
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Manhattanville Road, Suite 106

Purchase, New York 10577

(Address of principal executive offices) (Zip Code)

(914) 468-4009

Registrant's telephone number, including area code

_____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

On March 11, 2015 Bovie Medical Corporation (the “Company”) entered into an exchange agreement (the “Exchange Agreement”) with certain investors (the “Investors’) with respect to which Great Point Partners, LLC acts as investment manager, pursuant to which the Company agreed to issue 3,588,139 shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred Stock”) in exchange for 3,500,000 shares of the Company’s Series A 6% Convertible Preferred Stock and warrants to purchase up to 5,250,000 shares of our common stock in the aggregate which were previously issued in conjunction with the sale of the Company’s Series A 6% Convertible Preferred Stock to the Investors in a December 13, 2013 offering, as well as accrued and unpaid preferred dividends, which is all of the shares of Series A Preferred Stock and warrants held by the Investors. The closing of the issuance of the Series B Preferred Stock is subject to the satisfactory completion of an equity financing transaction and other customary closing conditions. The Series B Preferred Stock (the "Closing") is convertible into an aggregate of 7,176,278 shares of the Company’s common stock, upon the terms set forth in the Certificate of Designation (as defined herein).

At Closing, the Company and the Investors will execute a Registration Rights Agreement (the “Registration Rights Agreement”) whereby the Company will agree to register, on behalf of the Investors, the shares of common stock issuable upon conversion of the Series B Preferred Stock. Pursuant to the terms of the Registration Rights Agreement, the Company will file a registration statement within thirty days of the closing and is required to obtain the effectiveness of such registration statement within ninety days of its filing.

In connection with the transactions contemplated by the Exchange Agreement, the Special Committee of the Company’s Board of Directors engaged and independent investment banking firm to serve as financial advisor to provide professional valuation, financial and market related advice and assistance.

The description of the Exchange Agreement, Series B Preferred Stock and Registration Rights Agreement described in this Item 1.01 does not purport to be complete and is qualified in its entirety by reference to the form of Exchange Agreement, Registration Rights Agreement and Certificate of Designation of the Series B Convertible Preferred Stock filed as Exhibits 10.1, 10.2 and 3.1 respectively to this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities

The information provided in response to Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

The Investors in the Offering were “accredited investors” as defined in Rule 501 of Regulation D promulgated under Securities Act of 1933, as amended (the “Securities Act”). The Offering was made in reliance on the exemption from registration afforded under Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D under the Securities Act.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year

The information contained in Item 1.01 above of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Upon the Closing, the Company will file a Certificate to Set Forth Designations, Voting Powers, Preferences, Limitations, Restrictions, and Relative Rights (the “Certificate of Designations”) of its Series B Convertible Preferred Stock with the Secretary of State of the State of Delaware to amend our articles of incorporation. The Certificate of Designations sets forth the rights, preferences and privileges of the Series B Preferred Stock. As provided in our articles of incorporation, the filing of the Certificate of Designations will be approved by our Board of Directors. The following is a summary of the rights, privileges and preferences of the Series B Preferred Stock:

Number of Shares. The number of shares of Preferred Stock designated as Series B Preferred Stock will be 3,588,139.

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Conversion: The Series B Preferred Stock shall be convertible at the option of the holder, into common stock at a conversion ratio of one (1) share of Series B Preferred to two (2) shares of Common Stock, subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Certificate of Designations.

Dividends: The Series B Preferred Stock is not entitled to receive any special dividend.

Voting Rights: Except as described in the Certificate of Designations, holders of the Series B Preferred Stock will vote together with holders of the Company common stock on all matters, on an as-converted to common stock basis, and not as a separate class or series (subject to limited exceptions).

THE FOREGOING SUMMARY OF THE RIGHTS, PRIVILEGES AND PREFERENCES OF THE SERIES A PREFERRED STOCK IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FORM OF CERTIFICATE OF DESIGNATIONS FOR THE SERIES B PREFERRED STOCK WHICH IS FILED AS EXHIBIT 3.1 TO THIS CURRENT REPORT ON FORM 8-K.

Item 8.01	Other Items

On March 11, 2015, the Company issued a press release announcing a proposed underwritten public offering of its common stock. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Company is furnishing the information in this Current Report on Form 8-K. Such information, including Exhibit 99.1, shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 8.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings.

Item 9.01	Financial Statements and Exhibits

(d)

Exhibit No.	Description
3.1	Form of Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock of Bovie Medical Corporation
10.1	Form of Exchange Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated March 11, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOVIE MEDICAL CORPORATION

Date: March 11, 2015	By:	/s/ Robert L. Gershon
Robert L. Gershon
Chief Executive Officer

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